EXBIBIT 10.1
Leadis Technology, Inc.
2004 Employee Stock Purchase Plan
Offering
Effective for Offerings Commencing After July 31, 2007
     In this document, capitalized terms not otherwise defined shall have the same definitions of such terms as in the Leadis Technology, Inc. 2004 Employee Stock Purchase Plan.
1. Grant; Offering Date.
     (a) The Board hereby authorizes a series of Offerings pursuant to the terms of this Offering document. Subject to 1(d) below, this Offering document shall be effective for Offerings commencing after July 31, 2007.
     (b) An Offering shall begin on the day after the last Purchase Date of the immediately preceding Offering. Each Offering shall be approximately twelve (12) months in duration, with two (2) Purchase Periods, each of which shall be approximately six (6) months in length. Except as provided below, a Purchase Date is the last day of a Purchase Period or of an Offering, as the case may be. Purchase Periods will commence on each August 1st and end on January 31st, and commence on each February 1st and end on July 31st.
     (c) Notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day, and (ii) if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.
     (d) Prior to the commencement of any Offering, the Board may change any or all terms of such Offering and any subsequent Offerings. The granting of Purchase Rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless prior to such date (i) the Board determines that such Offering shall not occur, or (ii) no shares of Common Stock remain available for issuance under the Plan in connection with the Offering.
     (e) If the Company’s accountants advise the Company that the accounting treatment of purchases under the Plan will change or has changed in a manner that the Company determines is detrimental to its best interests, then the Company may, in its discretion, take the following actions: (i) terminate each Offering hereunder that is then ongoing as of the next Purchase Date (after the purchase of stock on such Purchase Date) under such Offering; (ii) set a new Purchase Date for each ongoing Offering and terminate such Offerings after the purchase of stock on such Purchase Date; (iii) amend the Plan and each ongoing Offering to reduce or eliminate an accounting treatment that is detrimental to the Company’s best interests and (iv) terminate each ongoing Offering and refund any money contributed back to the participants.
     (f) Notwithstanding anything in this Section 1 to the contrary, if the Fair Market Value of a share of Common Stock on the first day of a new Purchase Period during an Offering is less than it was on the Offering Date for that Offering, then that Offering shall immediately terminate and that day shall become the Offering Date of a new Offering. Participants in the terminated Offering shall automatically be enrolled in the new Offering that starts on such day.

1.

2. Eligible Employees.
     (a) Each Eligible Employee, who is either on the Offering Date of an Offering hereunder (i) an employee of the Company, (ii) an employee of a Related Corporation incorporated in the United States or (iii) an employee of a Related Corporation that is not incorporated in the United States, provided that the Board has designated that employees of such Related Corporation are eligible to participate in the Offering, shall be granted a Purchase Right on such Offering Date of an Offering.
     (b) Notwithstanding the foregoing, the following Employees shall not be Eligible Employees or be granted Purchase Rights under an Offering:
          (i) five percent (5%) stockholders (including ownership through unexercised and/or unvested stock options) as described in Section 6(c) of the Plan; or
          (ii) Employees in jurisdictions outside of the United States if, as of the Offering Date of the Offering, the grant of such Purchase Rights would not be in compliance with the applicable laws of any jurisdiction in which the Employee resides or is employed.
     (c) Notwithstanding the foregoing, a Purchase Right, which shall thereafter be deemed to be a part of the Offering, shall be granted to each person during that Offering who (i) first becomes an Eligible Employee during the Offering, on the day after the first Purchase Date coinciding with or next following the date on which such person first satisfies the service requirement to become an Eligible Employee, or (ii) fails to enroll in a prior Purchase Period during the Offering, on the day after the Purchase Date of such prior Purchase Period. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under the Offering except that:
          (i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes except for the application of the provision of Section 1(f) above (the application of which shall be determined only by using the Offering Date of the ongoing Offering), including determination of the exercise price of such Purchase Right; and
          (ii) the Offering for such Purchase Right shall begin on its Offering Date and end coincident with the end of the ongoing Offering.
3. Purchase Rights.
     (a) Subject to the limitations herein and in the Plan, a Participant’s Purchase Right shall permit the purchase of the number of shares of Common Stock purchasable with up to twenty percent (20%) of such Participant’s Earnings paid during the period of such Offering beginning immediately after such Participant first commences participation; provided, however, that no Participant may have more than twenty percent (20%) of such Participant’s Earnings applied to purchase shares of Common Stock under all ongoing Offerings under the Plan and all other plans of the Company and Related Corporations that are intended to qualify as Employee Stock Purchase Plans.

2.

     (b) For Offerings hereunder, “Earnings” means the base compensation paid to a Participant, including all salary and wages (including amounts elected to be deferred by such Participant, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company or a Related Corporation), but excluding all overtime pay, commissions, bonuses, and other remuneration paid directly to such Participant, profit sharing, the cost of employee benefits paid for by the Company or a Related Corporation, education or tuition reimbursements, imputed income arising under any Company or Related Corporation group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or a Related Corporation under any employee benefit plan, and similar items of compensation.
     (c) Notwithstanding the foregoing, the maximum number of shares of Common Stock that a Participant may purchase on any Purchase Date in an Offering shall be such number of shares as has a Fair Market Value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the Purchase Right under such Offering has been outstanding at any time, minus (y) the Fair Market Value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company or Related Corporation plans intended to qualify as Employee Stock Purchase Plans, and (ii) the number of shares subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company or Related Corporation Employee Stock Purchase Plan.
     (d) Notwithstanding the foregoing, the maximum number of shares of Common Stock that an Eligible Employee may purchase on any Purchase Date during any Offering shall not exceed 2,500 shares.
     (e) The maximum aggregate number of shares of Common Stock available to be purchased by all Participants under an Offering shall be the number of shares of Common Stock remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of Purchase Rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.
4. Purchase Price.
     The purchase price of shares of Common Stock under the Offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the applicable Purchase Date, in each case rounded up to the nearest whole cent per share.

3.

5. Participation.
     (a) Subject to Section 5(c), an Eligible Employee may elect to participate in an Offering on the Offering Date or on the day after a Purchase Date during the Offering, as applicable. An Eligible Employee shall elect his or her payroll deduction percentage on such enrollment form as the Company provides. The completed enrollment form must be delivered to the Company prior to the date participation is to be effective, unless a later time for filing the enrollment form is set by the Company for all Eligible Employees with respect to a given Offering. Payroll deduction percentages must be expressed in whole percentages of Earnings, with a minimum percentage of one percent (1%) and a maximum percentage of twenty percent (20%). Contributions may only be made by way of payroll deductions.
     (b) A Participant may not modify his or her participation level during an Offering.
     (c) A Participant may withdraw from an Offering and receive a refund of his or her Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant on any prior Purchase Date) without interest, at any time prior to the end of the Offering, excluding only each ten (10) day period immediately preceding a Purchase Date (or such shorter period of time determined by the Company and communicated to Participants), by delivering a withdrawal notice to the Company or a designated Related Corporation in such form as the Company provides. A Participant who has withdrawn from an Offering shall not again participate in such Offering, but may participate in subsequent Offerings under the Plan in accordance with the terms of the Plan and the terms of such subsequent Offerings.
     (d) Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, neither the enrollment of any Eligible Employee in the Plan nor any forms relating to participation in the Plan shall be given effect until such time as a registration statement covering the registration of the shares under the Plan that are subject to the Offering has been filed by the Company and has become effective.
     (e) Once an Eligible Employee enrolls in an Offering and authorizes payroll deductions, the Eligible Employee automatically shall be enrolled for all subsequent Offerings until he or she elects to withdraw from an Offering pursuant to paragraph (c) above or his or her participation in the Plan terminates (due to the termination of the Plan, ineligibility of the participant or any other reason described in the Plan and this Offering document).

4.

6. Purchases.
     Subject to the limitations contained herein, on each Purchase Date, each Participant’s Contributions (without any increase for interest) shall be applied to the purchase of whole shares, up to the maximum number of shares permitted under the Plan and the Offering.
7. Notices and Agreements.
     Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.
8. Exercise Contingent on Stockholder Approval.
     The Purchase Rights granted under an Offering are subject to the approval of the Plan by the stockholders of the Company as required for the Plan to obtain treatment as an Employee Stock Purchase Plan.
9. Offering Subject to Plan.
     Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering. The Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

5.